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                                                               Exhibit 2




                            STOCK TRANSFER AGREEMENT

         This Stock Transfer Agreement (the "Agreement") is entered into as of March 4, 1997 by and among Robert Wallace ("Wallace"), Kenneth E. Raasch ("Raasch") and Thomas Kinkade ("Kinkade" and, together with Raasch, the "Transferees").

                                    RECITALS

         A. WHEREAS, Wallace desires to transfer to Raasch 24,500 shares of common stock, $.01 par value (the "Raasch Shares"), of Media Arts Group, Inc., a Delaware corporation (the "Company") beneficially held by him.

         B. WHEREAS, Raasch beneficially holds a promissory note issued by Wallace on January 3, 1993, in aggregate principal amount of $134,750 bearing interest at a rate of 6% per annum (the "Raasch Note") which, in consideration for receipt of the Raasch Shares, Raasch desires to cancel, as more fully provided herein.

         C. WHEREAS, Wallace desires to transfer to Kinkade 24,500 shares of common stock, $.01 par value (the "Kinkade Shares" and, together with the Raasch Shares, the "Shares"), of the Company beneficially held by him.

         D. WHEREAS, Kinkade beneficially holds a promissory note issued by Wallace on January 3, 1993, in aggregate principal amount of $134,750 bearing interest at a rate of 6% per annum (the "Kinkade Note") which, in consideration for receipt of the Kinkade Shares, Kinkade desires to cancel, as more fully provided herein.

                                    AGREEMENT

                  NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Transfer of Raasch Shares. Effective as of the date hereof, Wallace hereby conveys, transfers, assigns and delivers to Raasch, and Raasch hereby acquires, the Raasch Shares, free and clear of all Encumbrances (as defined in Section 5.2(a) below).

         2. Cancellation of Raasch Note. The parties hereto agree that, effective as of the date hereof, Wallace's obligations with respect to the $134,750 aggregate principal amount of the Raasch Note, including all interest accrued thereon, are hereby terminated, and the Raasch Note is hereby canceled and rendered void and of no further force or effect. In connection with the foregoing, Raasch hereby waives the 10 days' advance written notice of prepayment described in subsection 2(a) of the Raasch Note.

         3. Transfer of Kinkade Shares. Effective as of the date hereof, Wallace hereby conveys, transfers, assigns and delivers to Kinkade, and Kinkade hereby acquires, the Kinkade Shares, free and clear of all Encumbrances (as defined in Section 5.2(a) below).

         4. Cancellation of Kinkade Note. The parties hereto agree that, effective as of the date hereof, Wallace's obligations with respect to the $134,750 aggregate principal amount of the Kinkade



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Note, including all interest accrued thereon, are hereby terminated, and the
Kinkade Note is hereby canceled and rendered void and of no further force or effect. In connection with the foregoing, Kinkade hereby waives the 10 days' advance written notice of prepayment described in subsection 2(a) of the Kinkade Note.

         5.       Closing:

                  5.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held concurrently upon execution of this Agreement at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California.

                  5.2 Documents to be Delivered. To effect the transfers described in Sections 1 and 3 and the cancellation of the Raasch Note and Kinkade Note described in Sections 2 and 4, respectively, the parties hereto shall, concurrently upon execution of this Agreement deliver the following:

                           (a)      Wallace shall  surrender to the Company his
stock certificate evidencing the Shares, free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties ("Encumbrances"), accompanied by stock powers duly executed in blank, and Wallace shall instruct the Company to issue to Raasch a stock certificate evidencing the Raasch Shares, free and clear of any Encumbrance whatsoever.

                           (b)      Raasch  shall  deliver to Wallace  his
original execution copy of the Raasch Note, in canceled form, as acknowledgment of the cancellation of the Raasch Note and the satisfaction in full of Wallace's obligations thereunder.

                           (c)      Kinkade  shall  deliver to Wallace his
original execution copy of the Kinkade Note, in canceled form, as acknowledgment of the cancellation of the Kinkade Note and the satisfaction in full of Wallace's obligations thereunder.

                           (d)      All instruments and documents  executed and
delivered pursuant hereto shall be in a form and substance, and shall be executed in a manner, reasonably satisfactory to each party hereto.

         6.       Representations,   Warranties,  Covenants,  and
Acknowledgments of Transferees. Each of the Transferees, severally and not jointly, hereby represents, warrants, covenants, acknowledges and agrees that:

                  6.1 Investment. He is acquiring the Shares transferred to him hereunder for his own account, and not for the account of any other person. He is acquiring the Shares transferred to him hereunder for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

                  6.2 Relation of Company. He is in a capacity such that he has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

                  6.3 Access to Information. He has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company. He has had access to such financial and other



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information as is necessary in order for him to make a fully-informed decision as to investment in the Company by way of acquisition of the Shares transferred to him hereunder, and has had the opportunity to obtain any additional information necessary to verify any of such information.

                  6.4 Business Experience. As a result of his relationship with the Company, study of the information provided by the Company and his general business experience and experience in financial matters, he is capable of evaluating the merits and risks of his investment in the Company evidenced by the acquisition of the Shares transferred to him hereunder.

                  6.5 Speculative Investment. His investment in the Company represented by the Shares transferred to him hereunder is speculative in nature and is subject to a risk of loss in whole or in part. The amount of such investment is within his risk capital means and is not so great in relation to his total financial resources as would jeopardize the personal financial needs of him or his family in the event such investment were lost in whole or in part.

                  6.6 Registration. He may bear the economic risk of investment for an indefinite period of time because the sale to him of the Shares transferred to him hereunder has not been registered under the Securities Act of 1933 (the "Act") and he cannot transfer, sell, distribute, assign, pledge, hypothecate or otherwise dispose of ("Transfer") the Shares transferred to him hereunder unless such Transfer is registered under the Act or an exemption from such registration is available.

         7. Wallace's Representations and Warranties. Wallace represents and warrants to each of the Transferees that Wallace has good and valid title to the Shares, free and clear of any Encumbrance whatsoever. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

         8.       Miscellaneous.

                  8.1 Survival of Representations and Warranties. The representations and warranties contained in Sections 6 and 7 shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                  8.2 Entire Agreement, No Reliance on Representations. This Agreement, constitutes the entire agreement and understanding concerning the subject matter herein and supersedes and replaces any prior negotiations and agreements between the parties hereto, or any of them, whether written or oral. Each of the parties hereto acknowledges that no other party or agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce the other party to execute this Agreement, and each party hereto acknowledges that he has not executed this Agreement in reliance upon any such promise, representation, or warranty not contained herein.

                  8.3 Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.



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                  8.4      Governing  Law. This  Agreement  shall be governed by
and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California.

                  8.5 Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered in person or by courier, or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

                           Wallace: Robert Wallace
                                    15305 Top of the Hill Court
                                    Los Gatos, California 95032

                           Raasch:  Kenneth E. Raasch
                                    521 Charcot Avenue
                                    San Jose, California 95131
                                    Facsimile: (408) 324-2034

                           Kinkade: Thomas Kinkade
                                    521 Charcot Avenue
                                    San Jose, California 95131
                                    Facsimile: (408) 324-2034

                  8.6 Amendments. This Agreement may be amended only by a written instrument signed by the parties hereto.

                  8.7 Fees. Each party hereto shall be responsible for its own expenses, including, without limitation, fees and expenses of legal counsel, incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                  8.8 Counterparts. This Agreement may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.





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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     By:      /s/ Robert Wallace
                                        ---------------------------------------
                                              Robert Wallace


                                     By:      /s/ Kenneth E Raasch
                                        ---------------------------------------
                                              Kenneth E. Raasch


                                     By:      /s/ Thomas Kinkade
                                        ---------------------------------------
                                              Thomas Kinkade

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